Exhibit 10.1

                            EXHIBIT A
                     ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") has been made this 30th day of May, 2003, by and between Medical Billing Management, Inc. (hereafter "Seller"), a Mississippi corporation in good standing, by and through Margaret Brown, its President, and Mastel Precision Health Information Services, Inc. (hereafter "Buyer"), a Nevada corporation in good standing, by and through its Chief Executive Officer, Arthur D. Lyons.

     Whereas, the purpose of this Agreement is to set forth the conditions under which the Seller agrees to sell and the Buyer agrees to purchase the Seller's tangible assets, personal and mixed, and regardless of where located, including those at the business address of 1867 Crane Ridge Drive, Suite 250-A, Jackson, Mississippi 39216, for the price and upon the terms set forth in this agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties, and in consideration of the representations, warranties, covenants and agreements contained herein, it is hereby agreed as follows:

ASSETS BEING SOLD AND PURCHASED:

     Subject to the provisions of this Agreement, Buyer hereby agrees to purchase, and Seller hereby agrees to sell, transfer and assign to Buyer, all of Seller's right, title and interest in and to the tangible assets of Seller's business described hereinbelow (the "Purchased Assets"), including, without limitation, those tangible assets related to and used in the operation of the business, and all existing contracts and proposals with all of Seller's clients (e.g. hospitals, clinics, etc.), and as shown on Seller's March 31st, 2003 balance sheet, subject to changes occurring in the normal and ordinary course of business that date and the date of closing, and excepting the Seller's cash and certain accounts receivable further specifically described hereinbelow, and excepting any and all accrued, contingent and existing Company debts and liabilities associated with the Purchased Assets or Seller's business prior to closing on this agreement, with the exception of Workers' Compensation, General Liability and Errors and Omissions which are covered under insurance.

     The personal property, tangible and intangible, specifically listed on Exhibit "A" and further generally described as follows:

          a) All furniture, equipment, machinery, all computers and computer software, office supplies, phone systems, existing contracts and proposals with all clients of the Seller, and all other personal property being at and used in connection with carrying on the medical billing business;

          b)   Signage wherever now located;

          c) Within ten (10) working days following closing of this transaction Seller will change its name from Medical Billing Management, Inc. to an unrelated name. Buyer, at its discretion, may then form a corporation with the Secretary of State's office with the State of Mississippi to obtain such name.

          d) The transfer of any existing municipal, state or federal licenses of the business, and if any of the same requires the approval of an issuing authority, then this agreement is subject to the approval of the issuing authorities;

          e) The use of Seller's accounts receivables on a "short-term" basis as set out hereinbelow;

          f) The sharing of Seller's accounts receivables that are collected by Buyer after closing as set out hereinbelow; and

          g) Any other contracts between the Seller and vendors or service providers that are in existence and which Buyer desires to obtain for the benefit of the ongoing medical billing business, including customer list of prior and current customers.

PURCHASE PRICE:

     Consideration for Purchased Assets. In consideration for the Purchased Assets and Seller's covenants herein, Buyer agrees to pay Seller Four Hundred Fifty Thousand Dollars ($450,000.00) subject to the following conditions and schedule:

          1)   Cash at closing:                     $ 150,000.00

          2)   Cash six months after closing:       $  75,000.00

          3)   A final payment of the balance owed
               on May 31st, 2004, subject to the
               earn-out provision as is defined
               hereinbelow, and estimated herein    $ 225,000.00
                                                    $ 450,000.00

     Earn-out Provision. The parties agree that the "earn-out" provision shall be calculated based upon the future net revenue of those client accounts existing at the time of closing. The baseline revenue amount is $1,109.000 (2002 revenue less anticipated adjustments to 2003 revenue). The "payout ratio" is a $1.00 adjustment upward or downward in the final $225,000.00 payment for every $4.00 in revenue change, either plus or minus, respectively. This earn-out provision will be a one-time calculation as of the period beginning on the date after closing and ending on May 31, 2004.

     All consideration identified herein is hereafter referred to as the "Purchase Price".

ACCOUNTS RECEIVABLES AND WORK IN PROCESS:

     The parties further agree that Seller has acquired certain accounts receivable and work in process. Accounts Receivable are defined as those accounts where Seller has billed patients on behalf of its clients, the patients have been paid such bills, and the clients now owe a payment to Seller but such payment to Seller has not yet been made. Work in Process is defined as those accounts where Seller has billed patients on behalf of its clients but no payment has been received plus those accounts where it is appropriate for Seller to send out bills on behalf of its clients, but no bill has yet been sent. The parties agree to the following distribution of the same, to-wit:

     Obligation for Collection of Accounts Receivable and Work in Process.
The parties agree that the Buyer shall be responsible for the collection of all accounts receivable and work in process of Seller, from and after the date of closing. As set out hereinafter, Seller assigns half of the Work in Process to the Buyer and retains half of the Work in Process and all of the Accounts Receivable.

     Loan to Buyer. Seller agrees that Buyer shall retain Seventy-Five Thousand Dollars ($75,000.00) of Seller's first accounts receivable collected by Buyer after the closing which shall be used by Buyer as working capital. Buyer shall have the use of said borrowed funds until November 30, 2004, interest free, when the borrowed funds will be due to be reimbursed to the Seller.

     Buyer's purchase of Seller's Accounts Receivable and Work in Process. After 90 days have expired from the date of closing, Buyer will make a lump-sum payment to Seller in an amount equal to the collections on accounts receivable (accounts receivable being those identified on Exhibit "B" attached hereto. However, of the amount of this payment, Buyer shall have the right to retain $75,000.00 to fund the loan referred to in the preceding paragraph. This payment shall be in addition to the amounts to be paid under "Consideration for Purchased Assets." In the event that Accounts Receivable (as they exist on the closing date) are collected more than 90 days after closing, then such sums shall be paid to Seller on May 31, 2004, or when the $75,000.00 loan in the preceding paragraph is paid, whichever is earlier. All collections on Accounts Receivable shall be applied first to the oldest account owed by the customer making such payment.

     After 90 days have expired from the date of closing, Buyer will make a lump-sum payment to Seller in an amount equal to one-half of the work in process as identified on Exhibit "B" attached hereto. This payment shall be in addition to the amounts to be paid under "Consideration for Purchased Assets."

EXCLUDED LIABILITIES:

     Except as expressly set forth herein, Buyer does not assume and shall not be liable for any of the debts, obligations or liabilities of Seller or Seller's business of any nature whatsoever. In particular, but without limiting the foregoing, Buyer shall not assume, and shall not be deemed by anything contained in this Agreement or any other related Agreement, to have assumed, and shall not be liable for any debts, obligations or liabilities of Seller or Seller's business, whether know or unknown, contingent, absolute or otherwise, including without limitation debts, liabilities and obligations:

     1) Under any contract or agreement to which Seller is bound excepting the real estate lease being assigned to Buyer herein, the contract for the copier used by Seller, the postage machine used by Seller, and the contract with Time Warner Cable.

     2) Buyer agrees to assume all responsibility for any accrued vacation pay, severance pay or accrued sick pay. Buyer further agrees to employ all employees of Seller as of the date of closing under the same terms and conditions as such employees were employed by Seller.

     3) For any other payment or compensation to employees of Seller including any severance pay liabilities under federal or state law or under any welfare, compensation, pension or benefit plan or agreement, or under the Consolidation Omnibus Budget Reconciliation Act of 1985 ("COBRA") or under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the period ending on the closing date. Buyer however agrees to provide health insurance benefits and a cafeteria plan under such terms as are comparable to the terms of the plans offered by Seller prior to the closing.

     4) For any foreign, federal, state or local income, franchise, excise, value added, sales, use, payroll, worker's compensation, property or other tax or taxes of any type, nature or description, which such tax liability is base don Seller's actions or operations prior to the closing date or as a result of this transaction, and for any liability for local or state taxes, use or transfer tax, which such tax liability is based on Seller's actions or operations prior to the closing date or as a result of this transaction or taxes that may be imposed upon the purchase and sale of the assets pursuant to the Agreement,

     5) For any damages or injuries to persons or property or for any tort or strict liability arising from events, actions, or inaction or the operation of Seller's business on or prior to the closing date, except that Buyer will continue to maintain liability insurance in amounts at least equal to that Seller was carrying prior to the closing and such liability insurance will cover Seller,

     6) For any liability arising at any time from or relating to injuries arising from events occurring on or prior to the closing date, even if a claim for any such injury is first asserted after the closing date, except that Buyer will continue to maintain liability insurance in amounts at least equal to that Seller was carrying prior to the closing and such liability insurance will cover Seller,

     7) For any liability or obligation (contingent or otherwise) of Seller arising out of any litigation arising in any way on account of the period prior to the closing date, whether or not now threatened or pending, except that Buyer will continue to maintain liability insurance in amounts at least equal to that Seller was carrying prior to the closing and such liability insurance will cover Seller,

     8)   Incurred by Seller or Seller's business for borrowed money,

     9) Arising from any contract assigned to an assumed by Buyer hereunder provided, however, that such exclusion shall be limited to liabilities and obligations for all periods prior to and including the closing date, whether arising before or after the closing date, and

     10) For any other liability or obligation of Seller that is not expressly assumed by Buyer whether or not such liability or obligation has been disclosed to or is known to Buyer.

     Seller further warrants to Buyer that any known accrued liabilities of the Seller will be paid at or within 15 days after closing or as such liabilities come due, whichever is later. On or before the date of closing, Seller will execute and provide to Buyer a statement of all known liabilities of Seller's business. Seller agrees that it will pay the payroll due on June 13, 2003 for the two week period ending June 6, 2003. Of this amount, one half will be considered an advance on the $75,000 loan referred to in Loan to Buyer above.

ALLOCATION OF PURCHASE PRICE:

     The purchase price shall be allocated as follows:

     1)   Equipment, Furniture and
          other depreciable assets:                      $124,564.00

     2)   Accounts Receivable and Work in Process:       $135,000.00

     3)   Covenant Not to Compete:                       $100,000.00

     4)   Goodwill:                              Balance of Purchase Price

     Treasury Regulation 1.1060-1T Reporting Requirement. The parties hereby agree that they shall each use the allocation made by them pursuant to Section
2.3 as an agreed allocation of the consideration paid for the Purchased Assets in accordance with the provisions of Treasury Regulation Section 1-1060-1T, etseq. The parties each covenant and agree to use such allocation to complete and file Internal Revenue Service Form 8594, Asset Acquisition Statement Under
Section 1060, if applicable.

CLOSING DATE:

     Closing. The closing date for the transactions contemplated by this Agreement shall be May 30th, 2003 (the "Closing").

     Obligations of Seller at Closing.  At the Closing, Seller shall:

     1) Execute and deliver to Buyer a Bill of Sale and other documents necessary for transfer of title to all assets being purchased.

     2) Execute and deliver to Buyer such other documents as may be necessary to vest Seller's right, title and interest in and to any location leased by Seller at the time of closing where it has done business, all at Buyer's option.

     Obligations of Buyer at Closing. At the Closing, Buyer shall deliver all funds to be tendered at closing by a cashier's check to the Seller or the closing agent agreed to by the parties. Buyer shall also execute the Security Agreement and UCC-1 Financing Statement in the form attached hereto.

     Post-Closing Acts, Deeds and Undertakings. Following the Closing, the parties shall fully and faithfully undertake all such further acts, deeds and undertakings as may be necessary or required to consummate the transactions contemplated by this Agreement in accordance with the terms herein.

CONDITIONS PRECEDENT:

     Contingencies.

     In the event that any of the following events occur, the parties agree that this agreement shall be null and void, ab-initio, to-wit:

     1) In the event that the Seller does not obtain and provide to Seller the written consent to assignment of any lease of Seller's existing business locations that Buyer desires to maintain, or, in the event that the remaining lease term is of such limited duration that Buyer wishes to enter into a new lease agreement with the Lessor of said location, and the Buyer is unable to obtain said new lease agreement at such terms and conditions that are substantially as the Seller's lease, or for such an extended period of time as is required by Buyer;

     2) In the event that Buyer and Seller do not consummate an employment agreement between Buyer, as employer, and Margaret Brown, as employee;

REPRESENTATIONS AND WARRANTIES:

     Representations and Warranties of Seller: Seller represents and warrants to, and covenants with, Buyer that the following statements are true, correct and complete as of the date of this Agreement, and that the same shall be true, correct and complete on the Closing.

     1) Seller is a duly organized and validly existing corporation formed under the laws of the State of Mississippi and is in good standing in such jurisdiction.

     2) Seller has the right, power, and authority to enter into this Agreement.

     3) The execution of this Agreement by Seller and the transactions contemplated by this Agreement have been duly authorized by all necessary action required for such authorization by the Seller corporation.

     4) Seller is not, nor at any time will be, a party to any contract or other arrangement of any nature that will materially interfere with its full, due, and complete performance of this Agreement, and neither Seller nor Brown will solicit or entertain any offer from any other person and will not enter into any negotiations for the sale of the business or assets of Seller's business with any third party.

     5) Seller is not, nor at any time will it be, in knowing violation of any existing law, statute or regulation, by entering into and undertaking the performance of this Agreement.

     6) To the best knowledge and belief of Seller, there is no litigation or proceeding pending, nor is any litigation pending, involving Seller which could, if adversely determined, materially and adversely affect the performance of its obligations under this Agreement.

     Representations and Warranties of Buyer. Buyer represents and warrants to, and covenants with, Seller that the following statements are true, correct and complete as of the date of this Agreement, and that the same shall be true, correct and complete on the Closing:

     1) Buyer has the right, power, and authority to enter into this Agreement.

     2) The execution of this Agreement by Buyer and the transactions contemplated by this Agreement have been duly authorized by all necessary action required for such authorization by the Buyer corporation.

     3) Buyer is not, nor at any time will be, a party to any contract or other arrangement of any nature that will materially interfere with its full, due, and complete performance of this Agreement.

     4) Buyer is not, nor at any time will it be, in knowing violation of any existing law, statute or regulation, by entering into and undertaking the performance of this Agreement.

     5) To Buyer's best knowledge and belief, there is no litigation or proceeding pending, nor is any litigation threatened or pending, involving Buyer which could, if adversely determined, materially and adversely affect the performance of Buyer's obligations under this Agreement.

     6) As of the time of closing Buyer will be authorized to do business within the State of Mississippi.

     7) Buyer agrees at the time of closing that it will convey to Seller a Security Agreement and UCC-1 Financing Statement in the forms attached hereto as Exhibits "D" and "E". Buyer further represents that such documents will grant unto Seller a priority position as first lienholder in all assets and accounts receivable being acquired by Buyer from Seller. This Security Agreement and UCC-1 Financing Statement will be cancelled by Seller immediately upon receipt of the final payment due from Buyer under this Asset Purchase Agreement.

     8) Buyer will execute the employment agreement with Margaret Brown at the time of closing.

REPRESENTATIONS AND WARRANTIES CONCERNING PURCHASED ASSETS:

     Except as otherwise expressly provided herein, Seller makes no representations or warranties, either expressed or implied, concerning the Purchased Assets.

INDEMNIFICATION:

     1) Seller shall indemnify, defend and hold Buyer harmless, from and against, and reimburse Buyer with respect to any and all losses, damages, liabilities, claims, judgments, costs and expenses (including attorneys' fees and costs) of any nature whatsoever that Buyer shall suffer as a result of a breach of any representation, warranty, covenant or agreement contained herein.

     2) Buyer shall indemnify, defend and hold Seller harmless from and against, and reimburse Seller with respect to any and all losses, damages, liabilities, claims, judgments, costs and expenses (including attorneys' fees and costs) of any nature whatsoever that Seller shall suffer as a result of a breach of any representation, warranty, covenant or agreement contained herein.

AGREEMENT TO EMPLOY CERTAIN EMPLOYEES:

     The Buyer agrees, as consideration for Seller's agreements made herein, to enter into a 12 month employment agreement with Margaret R. Brown ("Brown"), renewable annually, as long as terms and conditions are met that are agreeable to both parties. During this period of employment, Brown will assist Buyer in the transition of the business along with certain management and sales responsibilities. In consideration for these services, Brown will be compensated with an annual base salary of $50,000.00, plus a commission based on sales, all as is more specifically defined in the separate Employment Agreement to be entered into by Brown and Buyer.

     As further consideration from Buyer and Seller's agreements herein, Buyer agrees to offer to retain Mr. Tom Lott in his current position and salary during the twelve month transition period immediately following the closing.

DISPUTES:

     Resolution of Disputes.

     1) Arbitration. All disputes between or among parties relating to this Agreement (a "Dispute"), which have not been otherwise resolved (such unresolved Dispute hereafter referred to as an "Arbitrable Matter"), shall be exclusively and finally resolved by arbitration by a single arbitrator agreed upon by the parties to the Arbitrable Matter (the "Arbitrator"). If the parties are unable to agree upon a single arbitrator, each of the parties to the Arbitrable Matter shall select an arbitrator, with a third
          (3rd) arbitrator selected by the arbitrators chosen by the parties. In this event, the third (3rd) arbitrator shall decide the Arbitrable Matter by a his/her sole discretion. All arbitration proceedings shall occur in Jackson, Mississippi.

     2) Direct Negotiation and Mediation Prior to Undertaking Mandatory Arbitration. Notwithstanding the provisions of the above section, prior to arbitrating any Dispute, the parties agree that they initially shall attempt to resolve the Dispute through direct negotiation. If the Dispute is not resolved within fourteen (14) days after written demand for direct negotiation, the parties shall attempt to resolve the Dispute through mediation, with a mediator jointly chosen by the parties, and the cost borne equally by the parties. If the mediator is unable to facilitate a settlement of the Dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and any unresolved Dispute shall be resolved through binding arbitration in accordance with the provisions of this Section.

     3) Rules Governing Arbitration. Any arbitration (an "Arbitration") shall be governed by the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining. The existence and resolution of the Arbitration proceedings shall be kept confidential by the parties and by the Arbitrator except as required by law, regulation or a court of competent jurisdiction.

     4) Notice of Arbitration. Any party to this Agreement may initiate an Arbitration of any Arbitrable Matter. The initiating party shall do so by providing written notice of the Arbitration to the other party or parties to the Arbitrable Matter. The notice shall bear a current date, shall state the name of the initiating party and shall briefly state the matter to be arbitrated.

     5) No Appeal, Etc. Except as otherwise permitted by the Commercial Arbitration Rules of the AAA of Mississippi statutes, no party shall appeal to any court an order of an Arbitrator, and the decision of the Arbitrator, and the order entered, shall be the final, binding and conclusive resolution fo the Arbitrable Matter. Any party to the Arbitrable Matter may enter such order in any court of competent jurisdiction.

     6) Allocations of Costs, Fees, Etc. The Arbitrator may allocate among the parties to the dispute the costs, fees and other expenses relating to an Arbitration in any manner that the Arbitrator shall determine to be appropriate in his/her absolute discretion; provided, that if the Arbitrator determines that a party has initiated an Arbitration without reasonable basis for doing so, the Arbitrator shall assess against that party the costs of the other parties relating to the Arbitration, including the reasonable attorneys' fees of the parties.

MISCELLANEOUS:

     1) Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and assigns.

     2) Title and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of this context nor effect the interpretation of this Agreement.

     3) Incorporation of Exhibits. The exhibits identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

     4) Advice Concerning Legal, Tax and Accounting Consequences of Transaction. Each of the parties to this Agreement represents and warrants that prior to entering into this Agreement, that they have had the opportunity to seek the advice of professional advisors concerning the legal, tax and accounting consequences of the transactions contemplated by this Agreement, that both have had this agreement reviewed by legal counsel licensed to practice law in the state of Mississippi, and Buyer further represents that this agreement has been drafted by legal counsel licensed to practice in the state of South Dakota, and the parties executed this Agreement with full knowledge and understanding of all legal, tax and accounting consequences. Regardless of whether or not the transaction contemplated herein is consummated, each of the parties are responsible for the payment of any and all expenses that they incur as a result hereof, and that Seller shall be solely responsible for any broker fees in connection with this transaction.

     5) Final, Complete and Exclusive Agreement. This Agreement contains the final, complete and exclusive agreement between the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     6) Governing Law/Jurisdiction. This Agreement has been executed by Buyer in Mississippi and shall be governed by and shall be construed in accordance with the State of Mississippi, excepting that Mississippi shall apply the laws of Mississippi for issues regarding the personal property being purchased herein. The parties consent to the jurisdiction of the courts of the State of Mississippi and agree that any action arising out of or to enforce this Agreement must be brought and maintained in Mississippi.

     7) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

          a)   upon personal delivery to the party to be notified;

          b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

          c) five (5) days after having been sent by registered or certified mail, return receipt, postage prepaid; or

          d) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

          All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice:

                    If to Seller:
                    Margaret R. Brown
                    1867 Crane Ridge Drive, Suite 250-A
                    Jackson, Mississippi 39216

                    With a copy to:
                    James T. Knight
                    Knight Law Offices, PLLC
                    301 Highland Park Cove, Suite A
                    Ridgeland, MS 39157

                    If to Buyer:
                    Arthur D. Lyons, CEO
                    2843 Samco Road, Suite A
                    Rapid City, SD 57702-9366


     8) Waiver. No waiver by any party of any default, misrepresentation, or breach of warranty hereunder, whether intentional or not, shall be deemed to extend to any prior ro subsequent default, misrepresentation, or breach of warranty hereunder or affect in any way rights arising by virtue of any prior or subsequent such occurrence.

     9) Severability. Any term or provision of this Agreement that is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement.

     10) Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the party may in the context require.

     11) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     12) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties.

     13) Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

                              SELLER:

                              Medical Billing Management, Inc.



                              By:/s/Margaret R. Brown
                                    Margaret R. Brown

                              PURCHASER:

                              Mastel Precision Health Information
                                    Services


                              By:/S/Arthur D. Lyons
                                   Arthur D. Lyons

State of Mississippi

County of Hinds

     On this the 30th day of May, 2003, before me, the undersigned officer, personally appeared Margaret R. Brown, who acknowledged herself to be the President of Medical Billing Management, Inc., a Mississippi corporation, and that she, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as such President.

     In witness whereof, I hereunto set my hand and official seal.


                                   /s/_______________________
                                   Notary Public

My Commission Expires:

April 28, 2006

State of Mississippi

County of Madison


     On this the 23 day of May, 2003, before me, the undersigned officer, personally appeared Arthur D. Lyons who acknowledged himself to be the Chief Executive Officer of Mastel Precision Health Information Services, Inc., a corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

     In witness whereof I hereunto set my hand and official seal.



                                   /s/Deandria Jennings Davis
                                   Notary Public

My Commission Expires:

November 8, 2005

                            EXHIBIT A

All accounts receivable and all property located at 1867 Crane Ridge Drive, Suite 250-A, Jackson, Mississippi 39216.

                            EXHIBIT B

MEDICAL BILLING MANAGEMENT, INC.

ACCOUNTS RECEIVABLE IN PROCESS (WORK IN PROCESS)

May 30, 2003

ANESTHESIA CONSULTANTS                          1,352,275.01
TODD BESSELIEVRE                                  264,201.47
JOHN S. BURWELL                                   271,197.17
CURTIS CAINE                                       13,352.46
WINSTON CAPEL                                     343,880.85
GREENWOOD ANESTHESIA                                2,315.35 INACTIVE ACCOUNT
GREENWOOD PAIN MGT                                  2,020.81 INACTIVE ACCOUNT
LAUREL ANES GROUP                                 795,085.46
SURGICAL ANESTHESIA ASSOCIATES                  1,505,540.98
ROBERT R. SMITH, PLLC                             355,427.36
CHELE VEACH                                        23,487.88
MICHAEL VISE                                      103,810.03
FACES                                              28,985.76
SOUTH CENTRAL ANESTHESIA                          100,095.00
FAWAZ ABDRABBO                                               NEW CLIENT WILL
                                                             BEGIN NE
CYNTHIA VAUGHN                                      1,492.20
TOTAL                                           5,163,167.79

                                 EXHIBIT C

                       EMPLOYMENT AGREEMENT

     This agreement is made this 30th day of May, 2003, and is made by and between Margaret Brown ("employee") and Mastel Precision Health Information Services, Inc., a South Dakota corporation DBA Medical Billing Management ("company").

     Recitals.

     The parties to this agreement acknowledge that said employee's talents and services to the company are of a special, unique and extraordinary character and are of particular and peculiar benefit and importance to the company, and that the purpose of this agreement is for the company to employ Margaret Brown, and as consideration for such employment, for Margaret Brown to provide the company with assurances that she will carry out this agreement.

     Therefore, the parties agree as follows:

1. Employment. The company agrees to employ employee in the capacity of general manager as is stated with more specificity hereinbelow, and employee agrees to be so employed by the company, for a period commencing June 1, 2003, and continuing for a 12-month period ending on May 31, 2004, subject, however, to prior termination as provided in this agreement.

2.   Best Efforts of Employee.

(A) Employee agrees that she will at all time faithfully, industriously and to the best of her ability, experience and talents, perform all of the duties that may be required of an from her pursuant to the express and implicit terms of this agreement, to the reasonable satisfaction of the company. The duties shall be rendered at the Corporation's business location commonly known as 1867 Crane Ridge Drive, Suite 250-A, Jackson, Mississippi 39216, or as such other place or places in said city and at such times as the needs of the Corporation may from time-to-time dictate.

(B) Employee shall devote her normal and regular business time, attention, knowledge and skill to the business and interests of the company, and the company shall be entitled to all of the benefits, profits or other issue arising from or incident to all work, services and advice of employee performed for the company. It is acknowledged by company that the employee has other for-profit interests, and employee agrees that she shall not allow her other interests to materially interfere with her duties to employer.

3.   Compensation.
As compensation for the services to be rendered by employee, the company agrees to provide employee with the following:

     A. Base Compensation. The Employee will receive a base salary of $50,000.00 per year, payable in accordance with the Corporation's standard payroll procedures.

     B. Bonuses. The Employee is eligible for performance-based bonuses on the medical billing business, which are to be paid upon attainment of the following performance indices:

     7.5% of gross revenue on new billing accounts acquired by Employee from and after June 1, 2003 for the first 12 month period of that accounts; then 5% for the next 12 month period; then 3% thereafter, all conditioned upon Employee's continued employment and servicing of said account.

The Employee is also eligible for a bonus on new medical transcription business at the same rate Company currently pays on new medical transcription business. Further, the Employee is eligible for other performance based bonuses, but there is no assurance or expectation that bonuses will be paid. Said other bonuses will be paid, if at all, in the sole discretion of the Chief Executive Officer.

     C. Benefits. The Employee shall receive medical and any other insurance or fringe benefits that are currently offered to other full-time employees of the company, which benefits may be modified from time to time for the Employee just as such benefits provided to the other employees of the company may be modified in the future.

     D. Expenses. The Company shall reimburse the Employee for reasonable out of pocket expenses incurred by the Employee in fulfilling her duties, which shall be reviewed by the corporation officer assigned to this function. The company shall, within its financial means and constraints, provide the Employee with suitable office facilities, equipment, supplies, and staff.

4.   Termination.  This agreement may be terminated as follows:

(A) The company may terminate employee if either: 1) the business location of the company shall be destroyed, the business shall decline and fail to make operating expenses, or if the company shall fail to have funds to operate the business, or if the company decides to close down in whole or in part for any reason; or 2) the employee is terminated for cause. Employee shall be deemed to have been terminated by the company for cause if she is terminated because of her acts or conduct which would make it unreasonable to require the company to retain employee in its employment, such as, but not limited to, improper disclosure of any information concerning any matter affecting or relating to the company or the business of the company, dishonesty, activities harmful to the reputation of the company, refusal to perform or neglect of the substantive duties assigned to her, or breach of any of the provisions of this agreement; or 3) in the event of employee's total, permanent disability, or 4) in the event of employee's death.

5. Duties. Employee shall be employed as General Manager of the Medical Billing Management office. Employee will assist Company in the transition of the business along with certain management and sales responsibilities, but at all time shall be subject to the senior management of the company.

     Employee's duties shall include supervision, direction and discretion as to the termination of existing employees, and the hiring of new employees; sales and sales management function; and to do all other acts and things which she may consider necessary or conducive to the best interests of the company.



6.   Covenant not to compete.

6.1 Covenant. For a period of one year from the Effective Date of this Agreement, and for such period as the Employee continues to be employed by the Company, and for a one year period after the Employee's employment with the Corporation has been terminated by either party, the Employee will not directly or indirectly:

(A) Enter into or attempt to enter into the "Restricted Business" as defined below within the State of Mississippi;

(B) Induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participate in the Company's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Corporation's business; or

(C) Use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Corporation's business.

6.2 Indirect Activity. The term "indirectly," as used in Section 6.1 above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of any enterprises, or holding any direct or indirect participant in any enterprises as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

6.3 Restricted Business. The term "Restricted Business" means the offering of medical transcription, billing or related services or working for another employer providing medical transcription, billing or related services. Nevertheless, Employee may own not more than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business if the equity securities are listed for trading on a national stock exchange or are registered under the Securities Exchange Act of 1934.

7. Severability. The covenants set forth in Section 6 above shall be construed as a series of separate covenants, one for each county in each of the states of the United States to which such restriction applies. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included in this Agreement, or shall find that the term or geographic scope of one or more of the separate covenants is unreasonably broad, the parties shall use their best good faith efforts to attempt to agree on a valid provision. The reasonableness of the substitute provision shall be considered in light of the purpose of the covenants and the reasonable protectable interests of the Corporation and the Employee. The substitute provision shall incorporated in this Agreement. If the parties are unable to agree on a substitute provision, then the invalid or unreasonable broad provision shall be deemed deleted or modified to the minimum extend necessary to permit enforcement.

8. Confidentiality. The Employee acknowledges that she will develop and be exposed to information that is or will be confidential and proprietary to the Company. The information includes customer lists, marketing plans, pricing data, product plans, software, stored data on all forms of media, and other intangible information. Such information shall be deemed confidential to the extent not generally known within the trade. The Employee agrees to make use of such information only in the performance of her duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know.

9. Remedies. The Employee acknowledges that monetary damages would be inadequate to compensate the Company for any breach by the Employee of the covenants set forth in Section 6 above. The Employee agrees that, in addition to other remedies which may be available, the Company shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or other continuance of any breach, or both, without the necessity of proving actual damages.

10. Waiver. The waiver by the Company of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

11. Notices. Any notices permitted ro required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage prepaid, return receipt requested, addressed to the Company at:

     Mastel Precision Health Information Services, Inc.
     2843 Samco Road, Suite A
     Rapid City, SD 57702-9366
     Attn: Arthur Lyons

addressed to the Employee at:

     Margaret Brown
     1867 Crane Ridge Drive, Suite 250-A
     Jackson, MS 39216

or at any other address as any party may, from time to time, designate by notice give in compliance with this section.

12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi as regard employer/employee and other related labor matters. The parties acknowledge that this agreement has been drafted by the Corporate counsel licensed in the State of South Dakota, and as the law of Mississippi shall dictate, each party has been advised that they should obtain the advice of legal counsel licensed to practice in the State of Mississippi, regarding the legality of this agreement, and the effect of Mississippi law upon the rights and obligations of the parties herein, prior to executing the same.

13. Title and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.


14. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of this Agreement.

15. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

16. Attorneys Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

17. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event of default from which the designated period of time begins to rul shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

18. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons require.

19. Arbitration. If any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof. The parties hereby waive their right to trial on the merits and the rights of appeal, and agree to binding arbitration.

20. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

21. Further Action. The parties hereto shall executed and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

22. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

23. Saving Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

24. Separate Counsel. The parties acknowledge that the Corporation, as a valid existing South Dakota corporation, has been represented in this transaction in the State of South Dakota, and that it has been advised to have this agreement reviewed by counsel licensed in the State of Mississippi, for advice regarding Mississippi's state laws that may apply to the Corporation's rights, obligations and enforcement of this agreement, and that the Employee has not been represented in this transaction by the Corporation's attorneys, and the Employee has been advised that it is important for the Employee to seek separate legal advice and representation in this matter.

In Witness whereof, this agreement is entered into effective as of the date set forth above.

Mastel Precision Health Information Services, Inc.


By:/S/Arthur D. Lyons

Its: Chief Executive Officer



By:/s/Margaret Brown
     Margaret Brown, Employee

State of _______________________________  )
                                                                )
County of ______________________________  )

     On this the _______ day of May, 2003, before me, the undersigned officer, personally appeared Arthur Lyons who acknowledged himself to be the Chief Executive Officer of Mastel Precision Health Information Services, Inc., a South Dakota corporation, and that he, as such _____________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as such _______________________________.

     In witness whereof I hereunto set my hand and official seal.



                                   _______________________________________
                                   Notary Public
(SEAL)
                                   My Commission Expires:

                                   _________________________




State of _______________________________  )
                                                                )
County of ______________________________  )

     On this the _______ day of May, 2003, before me, the undersigned officer, personally appeared Margaret Brown, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that she executed the same for the proses therein contained.


     In witness whereof I hereunto set my hand and official seal.



                                   _______________________________________
                                   Notary Public
(SEAL)
                                   My Commission Expires:

                                   _________________________

                            Exhibit D

                        SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (the "Security Agreement") is dated May 30, 2003, and is made and given by Mastel Precision Health Information Services, Inc., with an address of 1867 Crane Ridge Drive, Suite 250-A, Jackson, Mississippi 39216, (hereinafter called "Debtor") with said address being Debtor's only place of business in Mississippi and location of the Collateral covered hereby, to and in favor of Medical Billing Management (hereinafter called "Creditor") with an address of 1867 Crane Ridge Drive, Suite 250-A, Jackson, Mississippi 39216.

     PRELIMINARY STATEMENT. This Security Agreement is granted by the Debtor in favor of the Creditor to secure any and all indebtedness due and owing from the Debtor to the creditor, regardless of form or description, and including, but not limited to, loans, promissory notes, accounts (whether open, written mutual or stated), contracts, purchase and sale agreements, sales invoices, and other advances of money or credit, and however evidenced and in whatever form, together with any renewals or extensions, and including any future advances, interest, collection costs and fees, attorneys fees and expenses, court costs, and expenses of any kind incident to the collection of any such indebtedness and the enforcement and protection of the security interest created herein or the exercise of rights and remedies by the Creditor hereunder. All of the foregoing indebtedness is referred to herein as the "Indebtedness." The obligations and requirements to make payments of the Indebtedness and to perform and comply with all of the representations, terms and conditions under this Security Agreement, and any other documents or instruments executed in connection therewith are collectively referred to as the "Obligations."

     NOW, THEREFORE, in consideration of the premises and the Indebtedness referenced herein, the Debtor hereby agrees as follows:

     SECTION 1. Grant of Security - The Debtor hereby grants, pledges and assigns to the Creditor a security interest in all of the Debtor's right, title and interest in and to the following, whether now in existence or hereafter made, acquired, entered into, created or arising (collectively called "Collateral"):

     See Exhibit "A" attached hereto and incorporated herein by reference together with all equipment, parts, accessories, attachments and replacements thereof, additions thereto, and substitutions therefor and, all products, proceeds, and issues of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Creditor is the loss payee thereof), including any unearned premiums, refunds, or returns on premiums, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral.

     SECTION 2. Security for Obligations. This Security Agreement secures the payment of all Indebtedness and Obligations of the Debtor now or hereafter owing to the Creditor, whether direct or indirect, absolute or contingent or matured or unmatured, and includes, without limitation, (1) the Obligations of the Debtor under any other agreements or instruments relating thereto, and any amendments, renewals or extensions thereof, whether for principal, interest, fees, court costs, attorneys' fees, and expenses, of whatever kind incident to collection of the Indebtedness and Obligations and the enforcement and protection of the security interest created hereby; (2) all future advances made by the Creditor for taxes, levies, insurance and preservation of the Collateral, together with interest thereon at the rate stipulated and agreed upon or, if not agreed upon, at the legal rate as allowed by law; and
(3) all other monies heretofore or hereafter advanced by the Creditor to or for the account or benefit of Debtor, and all other present or future, direct or contingent liabilities or indebtedness of Debtor to the Creditor of any nature whatsoever and any extensions or renewals thereof.

     SECTION 3. Security Interest In Certain Collateral. Certain Collateral subject to the security interest created herein may be subject to or stored or possessed pursuant to contracts or agreements with warehousemen, bailees, or such other third persons or entities charged or entrusted with the possession of such Collateral and such warehousemen, bailees, or third persons or entities may issue to Debtor warehouse receipts or other documents evidencing title or a right to the possession of such Collateral or may enter into contracts or agreements with Debtor evidencing Debtor's title or right to the possession of such Collateral. Debtor hereby assigns to the Creditor as security all of its right, title and interest in and to any and all of said warehouse receipts and other documents of title and any and all contracts and agreements for title or possession of such Collateral, and agrees to deliver to the Creditor the originals of all such receipts, documents, contracts, and agreements.

     SECTION 4. Debtor Remains Liable Under Contracts. In the event any Collateral covered by this Security Agreement arise under any now or hereafter existing written, binding contracts or agreements between the Debtor and any purchaser, contractor, customer or any other person or entity who owes money or an obligation to the Debtor or who receives goods or inventory or the performance and rendering of labor or services from the Debtor, then, anything herein to the contrary notwithstanding, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Creditor of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Creditor shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Creditor be obligated to do and perform any of the acts, obligations or duties of the Debtor provided in the contracts and agreements or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 5. Terms, Representations and Warranties. The Debtor represents, warrants and agrees as follows:

          (1) The chief place of business and chief executive office of the Debtor and the office where the Debtor keeps its records concerning the Collateral are located at the address first specified above for the Debtor. None of the Collateral is evidenced by a promissory note or other instrument that has not been disclosed to the Creditor. Any Collateral consisting of inventory is kept in such locations disclosed to the Creditor on inventory schedules prepared by Debtor and furnished to the Creditor.

          (2) The Debtor owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement, and Debtor will defend the Collateral against the claims and demands of all persons. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Creditor relating to this Security Agreement or as may have otherwise been disclosed to the Creditor by the Debtor. The Debtor has no trade name.

          (3) This Security Agreement creates a valid and perfected security interest in the Collateral, which security interest is first priority, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

          (4) No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required either (i) for the grant by the Debtor of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by the Debtor or (ii) for the perfection of or the exercise by the Creditor of its rights and remedies hereunder.

          (5) The Debtor agrees that from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable or that the Creditor may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Creditor to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Debtor will: (i) mark conspicuously all chattel paper, ledger sheets for accounts, and related contracts and, at the request of the Creditor, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Creditor, indicating that such chattel paper, accounts, related contracts, or Collateral are subject to the security interest granted hereby; (ii) if any accounts shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Creditor hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Creditor; and
     (iii) execute and file, or deliver to the Creditor, in the form and substance satisfactory to the Creditor, such financing or continuation statements, or amendments thereto, and such other instruments, documents, notices and assurances as the Creditor may, from time to time, deem or consider necessary or desirable, or as the Creditor may request, in order to create, perfect and preserve the security interests granted or purported to be granted hereby. The Creditor may cause such instruments, documents, notices and assurances to be recorded and filed at such times and places as may be required or permitted by law to create, perfect and preserve such security interest.

          (6) The Debtor hereby authorizes the Creditor to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (7) The Debtor will furnish to the Creditor from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Creditor may reasonably request, all in reasonable detail.

          (8) Unless the Creditor notifies the Debtor in writing that it dispenses with any one or more of the following requirements, the Debtor will (a) give the Creditor assignments, in form acceptable to the Creditor, of specific accounts or groups of accounts, of monies due and to become due under specific contracts, and of chattel paper; (b) furnish to the Creditor a copy, with such duplicate copies as Creditor may request, of the invoice applicable to each account specifically assigned to the Creditor or arising out of contract rights, bearing a statement that such account has been assigned to the Creditor and such additional statements as the Creditor may require, and of each chattel paper instrument; (c) inform the Creditor immediately of the rejection of goods, delay in delivery or performance, or claims made, in regard to any account, contract rights or chattel paper specifically assigned to the Creditor; (d) make no change in any specifically assigned chattel paper or account or in any account arising out of contract rights assigned to the Creditor and no material change in the terms of any such contract; (e) furnish to the Creditor all information received by the Debtor affecting the financial standing of any purchaser, customer or account debtor whose account, contract rights or chattel paper has been specifically assigned to the Creditor; (f) pay the Creditor the amount loaned against any account, contract rights or chattel paper specifically assigned to the Creditor where the contract is canceled or terminated; (g) immediately notify the Creditor if any of its accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by the Creditor in order that all monies due and to become due under any such contract shall be assigned to the Creditor and notice thereof given to the Government under the Federal Assignment of Claims Act; (h) keep returned goods segregated from Debtor's other property, and hold such goods as trustee for the Creditor until it has paid the Creditor the amount loaned against the related account or chattel paper, and deliver such goods on demand to the Creditor, which shall have a security interest in such goods; (i) furnish to the Creditor satisfactory evidence of the shipment and receipt of any goods specified by the Creditor and the performance of any services or obligations covered by accounts in which the Creditor has a security interest; (j) pay the Creditor the unpaid portion of any specifically assigned chattel paper, account or contract rights (1) if such is not paid promptly after its maturity, (2) if purchaser does not accept the goods or services, or (3) if any petition under the Bankruptcy Act or any similar Federal or State statute is filed by or against purchaser; and (k) deliver to the Creditor, with appropriate endorsement or assignment, any instruments or chattel paper representing an account or contract right. Any permission granted to Debtor by the Creditor to omit any of the requirements of this paragraph may be revoked by the Creditor at any time.

          (9) Upon the request of the Creditor, the Debtor will use a chattel paper contract and an accounts receivable invoice form in its dealings with account debtors which bars the latter from asserting defenses against the Creditor. Debtor will notify the Creditor by the fastest reasonable means when the collateral of any chattel paper is returned to or repossessed by Debtor from the account debtor. Debtor will, upon the request of the Creditor, stamp all contracts, chattel paper and accounts receivable ledger sheets with the notation that they have been assigned to the Creditor.

          (10) Debtor will promptly notify the Creditor, in writing, of any new place or places of business or any change in the location of the Collateral. Debtor has no knowledge of any fact which would impair the value or validity of the Collateral. The account debtors of the Collateral have no defense, set-off or counterclaim effective against the Debtor. Debtor will preserve all rights that it has against its account debtors and all prior parties in the chattel paper.

          (11) So long as Debtor is not in default hereunder, Debtor shall have the right to process and sell Debtor's inventory in the regular course of business. The Creditor's interest hereunder shall attach to all proceeds of all sales or other dispositions of the inventory. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents (including documents of title), then such instruments, chattel paper or documents (including documents of title) shall be promptly delivered to the Creditor and included in the security interest granted hereby. If at any time any of Debtor's Inventory is represented by any document (including documents of title), such document (including documents of title) will be promptly delivered to the Creditor and included in the security interest granted hereby.

          (12) Debtor shall pay promptly when due all taxes, levies, assessments, governmental charges and other impositions levied thereon, and all claims (including claims for labor, materials and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith.

          (13) The Debtor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral, and all originals of all chattel paper which evidence Collateral, at the location designated in this Security Agreement or, upon 30 days prior written notice to the Creditor, at such other locations in a jurisdiction where all action required by this Section shall have been taken with respect to the Collateral. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Creditor at any time during normal business hours to inspect and make abstracts from such records and chattel paper. The Debtor shall keep its inventory at such locations disclosed to the Creditor in Debtor's inventory schedules. In the event inventory is placed by Debtor at new or different locations, Debtor shall advise the Creditor with 30 days prior written notice of such new or different locations and shall timely execute and deliver to the Creditor financing statements, continuation statements, or amendments thereto, in order for the Creditor to create, perfect, and preserve its security interest therein.

          (14) The Creditor shall have the right, at any time, by its own auditors, accountants or other agents, to examine or audit any of the books and records of the Debtor, or the Collateral, which will be made available upon request. Such accountants or other representatives of the Creditor will be permitted to make any verification of the existence of the Collateral or accuracy of the records which the Creditor deems necessary or proper. Any reasonable expenses incurred by the Creditor in making such examination, inspection, verification or audit shall be paid by the Debtor promptly on demand and shall be secured by the security interest granted hereby.

          (15) So long as any liability to the Creditor is outstanding, Debtor will not without the prior written consent of the Creditor pledge or grant any security interest in any of the Collateral to anyone except the Creditor or permit any lien or encumbrance to attach to any of the foregoing, or any levy to be made thereon, or any financing statement (except Creditor's statement) to be on file with respect thereto.

     SECTION 6. Creditor Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints the Creditor as the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, the Creditor or otherwise, from time to time in the Creditor's discretion, to take any action and to execute any instrument which the Creditor may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any checks, notes, drafts or other instruments, documents and chattel paper in connection with clause
     (a) above;  and

          (c) to file any claims or take any action or institute any proceedings which the Creditor may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Creditor with respect to any of the Collateral.

The Debtor further agrees and consents to executing such other instruments, including additional powers of attorney, as are deemed necessary or appropriate by the Creditor in order to accomplish the purposes set forth herein and to enable the Creditor to protect, preserve and realize upon the Creditor's security interest herein.

     SECTION 7. Creditor May Perform. If the Debtor fails to perform any term or agreement contained herein, the Creditor may itself perform, or cause performance of, such term or agreement, and the expenses incurred by the Creditor in connection therewith shall be secured by the security interest granted herein and payable by the Debtor.

     SECTION 8. The Creditor's Duties. The powers conferred on the Creditor hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Creditor shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 9. Default and Remedies. (a) The term "Default" or "Event of Default", as used in this Security Agreement, shall mean the occurrence at any time and from time to time, of any one or more of the following if such Default of Event of Default is not cured within 30 days from occurrence:

          (1) If any portion of the Indebtedness, or any other payment due the Creditor, as and when the same shall become due and payable, shall fail to be paid.

          (2) If any of the Obligations, including warranties, representations and covenants by the Debtor, shall fail to be discharged fully and timely.

          (3) If any representation, warranty or other information supplied to the Creditor shall be false, misleading, incorrect or erroneous in any material respect when made.

          (4) If the Debtor shall: (A) voluntarily be adjudicated a bankrupt or insolvent; (B) seek, consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (C) file a petition seeking relief under bankruptcy, arrangement, receivership, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction;
     (D) make a general assignment for the benefit of its creditors; or
     (E) admit in writing its inability to pay its debts as they mature.

          (5) If: (A) a petition is filed against the Debtor seeking relief under bankruptcy, arrangement, receivership, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction which is not dismissed within thirty (30) days thereafter; or (B) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for any part of the Debtor's property which is not dismissed within thirty (30) days thereafter.

          (6) If a Default or an Event of Default shall occur and be continuing.

          (7) If the Collateral is abandoned, substantially damaged, or threatened with substantial damage with the Debtor failing or refusing to take reasonable measures to prevent such damage, so that in the Creditor's judgment it cannot promptly be restored with available funds to a profitable condition.

          (8) If the holder of any lien or security interest on the Collateral (notwithstanding that the creation of the same may constitute a separate default hereunder) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

          (9) If the Creditor, in its sole judgment, determines that the ability of the Debtor to pay the Indebtedness or any part thereof, or perform the Obligations or any part thereof, has significantly deteriorated or been significantly impaired, or the Collateral is materially insufficient as security for the Indebtedness.

          (10) If any condemnation proceeding is instituted which would, in the Creditor's sole judgment, materially impair the use or enjoyment of the Collateral for its intended purposes.

          (11) If any dissolution proceeding or other action or proceeding to terminate or suspend the Debtor's existence is commenced by or against the Debtor or, if Debtor is a natural person, on the death of the Debtor.

          (12) If the Debtor is in default under any other loan, contract, agreement or transaction entered into with the Creditor, whether now existing or hereafter arising.

     (b) If any Default or Event of Default shall have occurred or be continuing, the Creditor shall have the following remedies:

          (1) The Creditor may, at its option, declare the entire unpaid balance of the Indebtedness, including principal and interest, to be immediately due and payable without notice or demand. The Creditor may sue to collect all or any part of such Indebtedness without having first to resort to any of the Collateral, the Creditor having the right to seek one or more remedies at the same time or at different times at its discretion.

          (2) The Creditor may exercise and enforce in respect of the Collateral, in addition to other rights and remedies provided for in this Security Agreement or otherwise available to or possessed by the Creditor, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") of Mississippi or such other applicable jurisdictions, or under other applicable laws (whether or not the Code applies to the affected Collateral), and all such rights and remedies shall be cumulative.

          (3) The Creditor also may require the Debtor to, and the Debtor hereby agrees that it will, at its expense and upon request of the Creditor forthwith, assemble all or part of the Collateral as directed by the Creditor and make it available to the Creditor at a place to be designated by the Creditor which is reasonably convenient to both the Creditor and the Debtor.

          (4) The Creditor may, with written notice to the Debtor, notify the customers and account debtors of the Debtor to make any and all payments of monies due or to become due to the Debtor under and pursuant to accounts, contracts, or agreements, written or unwritten, to the Creditor at its address set forth herein, and shall have the right to institute, prosecute, settle or compromise any legal proceedings for the collection, recovery and payment of such monies, including costs, expenses and attorneys' fees. The Creditor shall have the right to retain and apply any surplus monies received or collected from Debtor's customers or account debtors to the Indebtedness and to other costs and expenses incurred by the Creditor in connection with the Indebtedness (including, but not limited to, expenses, fees and disbursements set forth in Section 10) and shall have no obligation to (but, at its option, may) turn over any such surplus monies to the Debtor until such time as the Indebtedness and costs and expenses, including attorneys' fees, associated with default have been paid in full.

          (5) The Creditor may, without notice except as specified below, lease the Collateral or sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of the Creditor's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Creditor may deem commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to the Debtor at the Debtor's address specified in this Security Agreement of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Creditor shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Creditor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (6) Any proceeds received by the Creditor in respect of any lease of, sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Creditor be held by the Creditor as collateral for, and/or then, or at any time thereafter applied in the following orders of priority: (A) first, to the payment of all costs and expenses of taking possession of and selling, leasing or otherwise disposing of the Collateral, and of collecting and recovering any monies due pursuant to accounts, contracts or agreements, and of holding, leasing and collecting rents, operating, managing, using, repairing, improving and selling the same, including, without limitation, fees of the Creditor and attorneys retained by the Creditor, fees of any receiver or accountant, recording and filing fees, court costs, costs of advertisement, commissions to rental agents, and the payment of any and all assessments, liens, security interests or other rights, titles or interests equal or superior to the lien and security interest of this Security Agreement (except those to which the Collateral has been sold subject to and without in any way implying the Creditor's consent to the creation thereof); (B) second, to payment of the Indebtedness and the Obligations due the Creditor, including all accrued and unpaid interest and unpaid principal due on the Note in such order as the Creditor may elect; and (C) third, any remaining balance or surplus remaining after payment in full of all of the Indebtedness and the Obligations to whomsoever may be lawfully entitled to receive such surplus.

          (7) The Creditor shall be entitled and shall have the right to set off any remaining balance of the Indebtedness due on the Note in whole or in part against any deposits, accounts or monies credited or owing by the Creditor to the Debtor.

          (8) In the event the remedies of the Creditor set forth herein shall not be sufficient to pay and satisfy in full the Indebtedness and Obligations due the Creditor such that a deficiency arises or exists, then the Debtor shall remain liable to the Creditor for any such deficiency and the Creditor shall have the right and be entitled to pursue collection and recovery of any such deficiency from the Debtor, including the costs, expenses and attorneys fees incurred by the Creditor in enforcing such right and pursuing such collection.

     SECTION 10. Indemnity and Expenses. (a) The Debtor releases and agrees to indemnify and hold harmless the Creditor from and against any and all claims, losses and liabilities growing out of or resulting from the failure of the Creditor to collect any account or chattel paper or to enforce any contract right or by any act or omission on the part of the Creditor, its officers, agents and employees, or growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Creditor's gross negligence or willful misconduct.

     (b) The Debtor will, upon demand, pay to the Creditor the amount of any and all reasonable expenses, including the reasonable fees, expenses, and disbursements of attorneys and any experts and agents, which the Creditor may incur in connection with (i) the administration of this Security Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights and remedies of the Creditor hereunder or (iv) the failure by the Debtor to perform or observe any of the provisions hereof.

     SECTION 11. Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) The Debtor waives demand, presentment, and protest of all commercial paper at any time held by the Creditor on which the Debtor is in any way liable, notice of protest, notice of nonpayment at maturity of any and all accounts, and except where required hereby or by law, notice of action taken by the Creditor.

     SECTION 12. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, as to either party, mailed by certified mail or delivered to it, addressed to it at its address specified in this Security Agreement, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when mailed or, when hand delivered, on the receipt of the delivery addressed as aforesaid.

     SECTION 13. Continuing Security Interest; Assignment. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Indebtedness and the Obligations, (ii) be binding upon the Debtor, its heirs, representatives, successors and assigns, and (iii) inure to the benefit of the Creditor and its representatives, successors, transferees and assigns.
Without limiting the generality of the foregoing, the Creditor may assign or otherwise transfer its rights under this Security Agreement, and in the Indebtedness, or any interest therein held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Creditor herein or otherwise. The Debtor shall not assign or transfer any of its rights hereunder. Upon the payment in full of the Indebtedness and the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Creditor will, at the Debtor's expense, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

     SECTION 14. Severability. If any term or provision of this Security Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions of the Security Agreement.

     SECTION 15.  Governing Law;  Terms; Submission to Jurisdiction.  (a)
This Security Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect to any particular Collateral are held to be governed by the laws of a jurisdiction other than the State of Mississippi. Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code in the State of Mississippi are used herein as therein defined.

     (b) The Debtor (i) irrevocably submits to the jurisdiction of any Mississippi state court or federal court sitting in Jackson, Mississippi, in any action arising out of this Security Agreement or under any document or instrument evidencing all or any part of the Indebtedness, (ii) agrees that all claims in such action may be decided in such court, and (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and the right to a trial by jury. A final non-appealable judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of the Creditor to serve legal process in any manner permitted by law or affect its right to bring any action against the Debtor or its property in any court.

     IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              DEBTOR:


                              /s/Arthur D. Lyons
                              MASTEL PRECISION HEALTH INFORMATION
                              SERVICES, INC.


                              CREDITOR


                              /s/Margaret R. Brown
                              MEDICAL BILLING MANAGEMENT, INC.

                            EXHIBIT E

Mississippi UCC1 FINANCING STATEMENT

A. NAME & PHONE OF CONTACT AT FILER
James T. Knight       (601) 956-5771

B. SEND ACKNOWLEDGMENT TO: (name and address)

     James T. Knight
     Knight Law Offices, PLLC
     301 Highland Park Cove, Suite A
     Ridgeland, MS 39157

1.  DEBTOR'S EXACT FULL LEGAL NAME

     Mastel Precision Health Information Services, Inc.
     1867 Crane Ridge Drive
     Jackson, MS 39216       25

2.  ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME

     N/A

3.  SECURED PARTY'S NAME

     Medical Billing Management, Inc.
     1867 Crane Ridge Drive, Suite #250-A
     Jackson, MS 39216 USA

4.  This FINANCING STATEMENT covers the following collateral:

     All accounts receivable located at 1867 Crane Ridge Drive, Suite #250-A, Jackson, Mississippi 39216.